EX99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Pacer Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Pacer Funds Trust for the period ended October 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Pacer funds Trust for the stated period.

/s/ Joe M. Thomson	/s/ Sean E. O’Hara
Joe M. Thomson	Sean E. O’Hara
President (Principal Executive Officer) Pacer Funds Trust	Treasurer(Principal Financial Officer) Pacer Funds Trust

Dated:	8/27/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Pacer Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.